UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021 (July 12, 2021)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

(614) 464-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, without par value	STFC	The NASDAQ Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On July 12, 2021, State Auto Financial Corporation, an Ohio corporation (“STFC”), and State Automobile Mutual Insurance Company, an Ohio mutual insurance company (“SAM”), entered into an Agreement and Plan of Merger and Combination (the “Merger Agreement”) with Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company (“LMHC”), Pymatuning, Inc., an Ohio corporation and wholly-owned indirect subsidiary of LMHC (“Merger Sub I”), and Andover, Inc., an Ohio corporation and wholly-owned direct subsidiary of LMHC (“Merger Sub II”).  The Merger Agreement provides for SAM to reorganize (in accordance with all applicable provisions of Sections 3913.25 to 3913.38 of the Ohio Revised Code) pursuant to a Plan of Reorganization adopted by the board of directors of SAM (the “SAM Board”), which reorganization shall be effectuated through a merger (pursuant to Section 3913.32(A) and Section 1702.411 of the Ohio Revised Code and Section 19T(b)(ii) of Chapter 175 of the Massachusetts General Laws) of Merger Sub II with and into SAM, with SAM surviving such merger as an Ohio domiciled reorganized stock insurance subsidiary of LMHC (SAM, as so reorganized, “Reorganized SAM”) and LMHC granting equity rights in LMHC to each SAM member upon the extinguishment of such SAM member’s equity rights in SAM at the effective time of such merger (the foregoing components of one simultaneous transaction, collectively, the “SAM Transaction”).  Simultaneously with the SAM Transaction, the Merger Agreement provides for LMHC to effect the acquisition of STFC through the merger of Merger Sub I with and into STFC (the “STFC Merger”) with STFC surviving the STFC Merger as the surviving corporation (the STFC Merger, together with the SAM Transaction, the “Transactions”).  Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Merger Agreement.

The SAM Transaction was unanimously approved by the SAM Board (upon the unanimous recommendation of a special committee of independent SAM directors). The STFC Merger was unanimously approved by the STFC board of directors (upon the unanimous recommendation of a special committee of independent STFC directors (the “STFC Special Committee”)).

Pursuant to the Merger Agreement, each share of STFC’s common stock, no par value per share (each, a “Share”), that is issued and outstanding immediately prior to the effective time of the STFC Merger (the “Effective Time”) (other than the SAM Owned Shares, the Cancelled Shares and the Dissenting Shares) shall be converted automatically into the right to receive an amount in cash, without interest, equal to $52.00 (the “Merger Consideration”), and shall be automatically cancelled and retired and cease to exist.

The Merger Agreement contains certain provisions giving LMHC, SAM and STFC the right to terminate the Merger Agreement under certain circumstances.  Subject to certain limitations, pursuant to the Merger Agreement:

•	LMHC, SAM and STFC may terminate the Merger Agreement by mutual written consent, which consent shall have been approved by the action of their respective boards of directors;

•
LMHC, SAM or STFC may terminate the Merger Agreement if (a) any Governmental Authority shall have enacted any laws permanently preventing or otherwise permanently prohibiting the SAM Transaction or the STFC Merger and such law shall have become final and nonappealable, (b) the SAM Member Approval shall not have been obtained following a vote thereon having been taken at the SAM Members Meeting, (c) the STFC Shareholder Approval shall not have been obtained following a vote thereon having been taken at the STFC Shareholders Meeting or (d) the Transactions shall not have been consummated prior to May 12, 2022) (as such date may be extended by a period of three months up to two times under certain circumstances);

•	STFC may terminate the Merger Agreement, prior to the receipt of the STFC Shareholder Approval, to enter into a definitive agreement to implement a Superior Proposal;

•
STFC or SAM may terminate the Merger Agreement if there has been a breach by LMHC, Merger Sub I or Merger Sub II of any representation, warranty, covenant or agreement contained in the Merger Agreement to the extent such breach would result in the failure of a closing condition (subject to cure periods); and

•
LMHC may terminate the Merger Agreement if (a) prior to the receipt of the STFC Shareholder Approval, the STFC Special Committee makes an Adverse Recommendation Change, (b) STFC or SAM willfully and materially breach certain covenants in the Merger Agreement relating to the SAM Member Meeting, the STFC Shareholder Meeting or the no-solicitation provisions set forth in the Merger Agreement or (c) STFC or SAM breaches any representation, warranty, covenant or agreement in the Merger Agreement to the extent such breach would result in the failure of a closing condition (subject to cure periods).

Upon termination of the Merger Agreement, under specified circumstances, STFC (or, as applicable, SAM) may be required to pay a termination fee to LMHC in an aggregate amount of $70,793,307.

Pursuant to the Merger Agreement, LMHC has committed to (a) maintain the SAM and STFC Columbus, Ohio office location for a period of two years following the Closing Date (subject to LMHC’s exercise of its business judgment to make such changes to the size or location of such office as it deems necessary and appropriate, based upon business needs), (b) continue to utilize the “State Auto” trademarks and brands associated with STFC’s insurance products, either independently or in conjunction with trademarks and brands of LMHC, for a period of two years following the Closing Date and (c) substantially maintain certain of SAM and STFC’s philanthropic and charitable contributions and activities for a period of five years following the Closing Date.  In addition, pursuant to the Merger Agreement, for a two-year period following the Closing Date, (i) SAM shall not redomesticate or voluntarily adopt or enter into any plan of complete or partial liquidation or dissolution and (ii) all of the issued and outstanding capital stock of Reorganized SAM shall be owned, at all times, directly or indirectly, by LMHC.

Pursuant to the Merger Agreement, LMHC must use reasonable best efforts to cause the SAM and STFC insurance companies to achieve an A.M. Best rating that is equivalent to the LMHC group rating (including through the use of quota share reinsurance or reinsurance pooling arrangements and making any required filings with insurance regulators in connection therewith within ninety days of the date of the Merger Agreement). If the SAM and STFC insurance companies have not achieved such rating by the Closing, then, pursuant to the Merger Agreement, LMHC shall commit to, no later than the end of the ninth month following the Closing, make any required filings with insurance regulators either to enter into a financial guarantee, make a capital infusion, or take other reasonable steps to achieve such rating equivalence and, subject to receipt of required regulatory approvals, implement such measures. Pursuant to the Merger Agreement, if the SAM and STFC insurance companies have not achieved such rating equivalence by the Closing, an advisory board comprised of three current members of the SAM Board shall be established. Such advisory board, pursuant to the Merger Agreement, would then have the ability to provide advice and make recommendations to LMHC with respect to LMHC’s compliance of its covenant regarding the ratings equivalence set forth in the Merger Agreement, and would be dissolved once such ratings equivalence has been achieved. Lastly, pursuant to the Merger Agreement, if the SAM and STFC insurance companies have not achieved such rating equivalence by the Closing, LMHC shall cause Reorganized SAM to not pay any dividends.

The closing of the Transactions is conditioned upon the SAM Member Approval having been obtained, the STFC Shareholder Approval having been obtained, the parties obtaining certain specified governmental and regulatory approvals and other customary conditions to closing.  The Transactions are expected to close in 2022.

Pursuant to the Merger Agreement, effective upon the Effective Time, (i) each restricted stock award (each, a “STFC RSA”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested, in the case of a time-based vesting STFC RSA, or become vested at the target level of performance, in the case of a performance based vesting STFC RSA, and shall automatically be converted, to the extent vested after giving effect to this clause, into the right to receive the Merger Consideration; (ii) each STFC restricted stock unit (each, a “STFC RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested, in the case of a time-based vesting STFC RSU, or become vested at the target level of performance, in the case of a performance based vesting STFC RSU, and shall be automatically converted, to the extent vested after giving effect to this clause, into the right to receive a lump-sum amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the number of Shares subject to such STFC RSU; (iii) each option to acquire Shares (each, a “STFC Stock Option”) that is outstanding immediately prior to the Effective Time shall, whether vested or unvested, be deemed to be fully vested and shall be cancelled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of (A) the excess, if any, of (1) the Merger Consideration, over (2) the per share exercise price of such STFC Stock Option, multiplied by (B) the total number of Shares subject to such STFC Stock Option immediately prior to the Effective Time; and (iv) each STFC cash-based performance award unit (each, a “STFC PAU”) that is outstanding immediately prior to the Effective Time shall become vested at the target level of performance, and shall automatically be cancelled and converted into the right to receive a lump-sum amount in cash, without interest, equal to $1.00 and such amount shall be in full satisfaction of such STFC PAU.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference, and is intended to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about STFC, SAM, LMHC, Merger Sub I or Merger Sub II. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to, and solely for the benefit of, each other.  Any inaccuracies in such representations and warranties are subject to waiver by such parties in accordance with the Merger Agreement without notice or liability to any other person.  In addition, some representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between STFC, SAM, LMHC, Merger Sub I or Merger Sub II, rather than to establish matters as facts.  Persons other than the parties to the Merger Agreement should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances as of the date of the Merger Agreement or as of any other date.

Voting Agreement

On the date of, but following, the execution of the Merger Agreement, SAM entered into a voting and support agreement (the “Voting Agreement”) with LMHC.  As of the date hereof, SAM beneficially owns approximately 58.8% of the issued and outstanding Shares.  Pursuant to the Voting Agreement, SAM has agreed, among other things, to vote its Shares at the STFC Shareholders Meeting (i) in favor of (a) the adoption of the Merger Agreement and (b) any proposal to adjourn or postpone the STFC Shareholders Meeting if there are insufficient Shares represented to constitute the necessary quorum; and (ii) against (a) any Takeover Proposal, (b) any action, proposal, transaction, or agreement which would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of SAM or STFC under the Merger Agreement or of SAM under the Voting Agreement, and (c) any action, proposal, transaction, or agreement that would reasonably be expected to prevent or materially delay or materially impair consummation of the STFC Merger.

The obligations and rights of the parties under the Voting Agreement shall terminate upon the earliest of: (a) the Effective Time; (b) the date on which the Merger Agreement is terminated in accordance with its terms; and (c) the termination of the Voting Agreement by mutual consent of the parties.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Rescission of Steve E. English’s Intent to Retire

On July 12, 2021, Steven E. English rescinded his previously announced intent to retire and is continuing in his current position as Senior Vice President and Chief Financial Officer of STFC.

Stay Bonuses

On July 12, 2021, STFC agreed to provide stay bonuses (each a “Stay Bonus” and, collectively, the “Stay Bonuses”) to the eight members of STFC’s senior leadership team, including each of STFC’s named executive officers (Michael E. LaRocco, Steven E. English, Kim B. Garland, Gregory A. Tacchetti, and Paul M. Stachura) (the “Named Executive Officers”).  Mr. English’s Stay Bonus will be in the amount of $250,000 and the other Named Executive Officers’ Stay Bonuses will be in the amount of $150,000 each.  The Stay Bonuses will be paid to each recipient in a lump sum on the Closing Date, subject to (a) their continued employment through the Closing Date or the involuntary termination of their employment prior to the Closing Date, (b) their execution and non-revocation of a release of claims in favor of STFC and (c) the terms of a Stay Bonus Agreement between STFC and the applicable executive.  The foregoing description of the terms and conditions of the Stay Bonuses does not purport to be complete and is qualified in its entirety by the full text of the form of Stay Bonus Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01.  REGULATION FD DISCLOSURE

On July 12, 2021, LMHC and STFC issued a joint press release announcing the entering into of the Merger Agreement and the Voting Agreement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by STFC under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Notice Regarding Forward Looking Statements

Except for historical information, all other information in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, and related oral statements STFC may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied.  For example, (1) conditions to the closing of the Transactions may not be satisfied; (2) regulatory approvals required for the Transactions may not be obtained, or required regulatory approvals may delay the Transactions or result in the imposition of conditions that could have a material adverse effect on LMHC, SAM or STFC or cause the parties to abandon the Transactions; (3) uncertainty as to the timing of completion of the Transactions; (4) the business of LMHC, SAM or STFC may suffer as a result of uncertainty surrounding the Transactions; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (6) risks related to disruption of management’s attention from the ongoing business operations of LMHC, SAM or STFC due to the Transactions; (7) the effect of the announcement of the Transactions on the relationships of LMHC, SAM or STFC with its clients, operating results and business generally; (8) the outcome of any legal proceedings to the extent initiated against LMHC, SAM or STFC following the announcement of the proposed Transactions; and (9) LMHC, SAM or STFC may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors.  The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in STFC’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of STFC on file with the Securities Exchange Commission (“SEC”).  STFC undertakes no obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Transactions, STFC will file with the SEC a proxy statement and may file or furnish other documents with the SEC regarding the proposed Transactions.  This communication is not a substitute for the proxy statement or any other document that STFC may file with the SEC.  The definitive proxy statement of STFC will be mailed to the shareholders of STFC.  INVESTORS IN AND SECURITY HOLDERS OF STFC ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH OR FURNISHED TO OR WILL BE FILED WITH OR WILL BE FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by STFC through the web site maintained by the SEC at www.sec.gov or by contacting STFC’s investor relations department.

Participants in the Solicitation

STFC and its directors and executive officers and SAM may be deemed to be participants in the solicitation of proxies from STFC’s shareholders in connection with the proposed Transactions.  Information regarding STFC’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in STFC’s Annual Report on Form 10-K for the year ended December 31, 2020 and its annual proxy statement filed with the SEC on March 31, 2021.  To the extent holdings of STFC securities by directors or executive officers of STFC have changed since the amounts contained in the annual proxy statement filed with the SEC on March 31, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  A more complete description will be available in the proxy statement and other materials filed with or furnished to the SEC in connection with the proposed Transactions.  You may obtain free copies of these documents as described in the preceding paragraph filed with or furnished to the SEC because they will contain important information.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger and Combination by and among Liberty Mutual Holding Company Inc., Pymatuning, Inc., Andover, Inc., State Automobile Mutual Insurance Company, and State Auto Financial Corporation, dated as of July 12, 2021

10.1	Form of Stay Bonus Agreement
99.1*	Voting and Support Agreement by and between State Automobile Mutual Insurance Company and Liberty Mutual Holding Company Inc., dated as of July 12, 2021
99.2	Joint Press Release issued by Liberty Mutual Holding Company Inc. and State Auto Financial Corporation, dated July 12, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of the Regulation S-K.  STFC agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

July 12, 2021	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel